Exhibit 99.2

Draper Oakwood Technology Acquisition, Inc. Completes $50,000,000 Initial Public Offering

NEW YORK, NY, September 19, 2017 / Draper Oakwood Technology Acquisition, Inc. (Nasdaq: DOTAU) ("Draper Oakwood" or the "Company"), a company formed for the purpose of entering into a merger, share exchange, asset acquisition or other similar business combination with one or more businesses or entities, today announced the closing of its initial public offering of 5,000,000 units at a price to the public of $10.00 per unit, with the offering raising gross proceeds of $50,000,000. The units commenced trading on Friday, September 15, 2017, on The NASDAQ Capital Market ("Nasdaq") under the symbol "DOTAU." Each unit issued in the initial public offering consists of one share of Class A common stock, one-half of one warrant, each whole warrant to purchase one share of Class A common stock at a price of $11.50 per share, and one right to receive one-tenth of a share of Class A common stock on the consummation of an initial business combination. Once the securities comprising the units begin separate trading, the Class A common stock, warrants and rights are expected to be traded on Nasdaq under the symbols "DOTA," "DOTAW" and "DOTAR," respectively.

EarlyBirdCapital, Inc. acted as sole book-running manager and I-Bankers Securities, Inc. and Ladenburg Thalmann & Co. Inc. acted as co-managers of the offering. Draper Oakwood has granted the underwriters a 45-day option to purchase up to 750,000 additional units to cover over-allotments, if any.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $50,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of September 19, 2017 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Ellenoff Grossman & Schole LLP acted as counsel to the Company and Graubard Miller acted as counsel to the underwriters.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on September 14, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, New York 10017. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

About Draper Oakwood

Draper Oakwood Technology Acquisition, Inc. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company intends to focus its search on businesses in the technology industry in North America.

Draper Oakwood is led by Executive Chairman Rod Perry and Chief Executive Officer Aamer Sarfraz. Tim Draper is serving as senior advisor to the Company.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Carla Cox

Draper Oakwood Technology Acquisition, Inc.

(713) 213-7061

carla@draperoakwood.com